EXHIBIT 23



Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the The Black & Decker 1996 Employee Stock Purchase Plan of our report dated January 31, 1996, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                   /s/ERNST & YOUNG LLP

Baltimore, Maryland
May 7, 1996